                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                         COMPUTATION OF EARNINGS PER SHARE
                         NINE MONTHS ENDED MARCH 31, 1994
                                    (UNAUDITED)

Net income, nine months ended March 31, 1994  . . . . . . . . . . .              $27,365,000

Dividends declared:
  Class A Common -- $.6225 per share  . . . . . . . . . . . . . . . $(4,586,000)
  Class B Common -- $.63 per share  . . . . . . . . . . . . . . . .  (8,692,000)
                                                                                 (13,278,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . .              $14,087,000

Undistributed earnings divided
  by 21,165,557 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . .                   $.6656


                                                                        Class A      Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . .     $ .6656      $ .6656

Assumed distribution of earnings  . . . . . . . . . . . . . . . . .       .6225        .6300

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . .     $1.2881      $1.2956

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $1.29        $1.30

                        COMPUTATION OF EARNINGS PER SHARE
                        NINE MONTHS ENDED MARCH 31, 1993
                                    (UNAUDITED)

Net income, nine months ended March 31, 1993  . . . . . . . . . . .              $21,095,000

Dividends declared:
  Class A Common -- $.5625 per share  . . . . . . . . . . . . . . . $(4,153,000)
  Class B Common -- $.57 per share  . . . . . . . . . . . . . . . .  (7,872,000)
                                                                                 (12,025,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . .              $ 9,070,000

Undistributed earnings divided
  by 21,206,844 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . .                   $.4277


                                                                        Class A      Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . .      $.4277       $.4277

Assumed distribution of earnings  . . . . . . . . . . . . . . . . .       .5625        .5700

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . .      $.9902       $.9977

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $.99        $1.00

                                                                          Part I- Exhibit(11)


                    KIMBALL INTERNATIONAL, INC. AND SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE
                         THREE MONTHS ENDED MARCH 31, 1994
                                    (UNAUDITED)

Net income, three months ended March 31, 1994  . . . . . . . . . ..               $8,681,000

Dividends declared:
  Class A Common -- $.2075 per share  . . . . . . . . . . . . . . . $(1,528,000)
  Class B Common -- $.21 per share  . . . . . . . . . . . . . . . .  (2,898,000)
                                                                                  (4,426,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . .               $4,255,000

Undistributed earnings divided
  by 21,164,358 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . .                   $.2010


                                                                        Class A      Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . .      $.2010       $.2010

Assumed distribution of earnings  . . . . . . . . . . . . . . . . .       .2075        .2100

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . .      $.4085       $.4110

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $.41         $.42

                              COMPUTATION OF EARNINGS PER SHARE
                             THREE MONTHS ENDED MARCH 31, 1993
                                         (UNAUDITED)

Net income, three months ended March 31, 1993  . . . . . . . . . .                $9,033,000

Dividends declared:
  Class A Common -- $.1875 per share  . . . . . . . . . . . . . . . $(1,384,000)
  Class B Common -- $.19 per share  . . . . . . . . . . . . . . . .  (2,620,000)
                                                                                  (4,004,000)

Undistributed earnings  . . . . . . . . . . . . . . . . . . . . . .               $5,029,000

Undistributed earnings divided
  by 21,174,622 average number
  of shares outstanding . . . . . . . . . . . . . . . . . . . . . .                   $.2375


                                                                        Class A      Class B

Undistributed earnings per share  . . . . . . . . . . . . . . . . .      $.2375       $.2375

Assumed distribution of earnings  . . . . . . . . . . . . . . . . .       .1875        .1900

  Earnings per share  . . . . . . . . . . . . . . . . . . . . . . .      $.4250       $.4275

  Rounded . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $.42         $.43

                                                                         Part I- Exhibit (11)

                                     - 13 -